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                                                                   EXHIBIT 23.3




                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the use in the Post-Effective Amendment No. 1 to the Registration Statement, in connection with the registering of (i) common stock and redeemable Class B Warrants of the Laminating Technologies, Inc.
and Subsidiary ("the Company"), pursuant to outstanding redeemable Class A Warrants of the Company and Class B Warrants issued in the Company's initial public offering and (ii) common stock issuable upon the exercise of such redeemable Class B Warrants (Form SB-2 No. 333-6711) of the Company, of our report dated June 4, 1997 relating to the consolidated financial statements of the Company which is contained in that Registration Statement. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."



RICHARD A. EISNER & COMPANY, LLP

New York, New York


August 8, 1997











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